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                                                                     EXHIBIT 3.1

                         ARTICLES OF INCORPORATION OF
                            INTERNET VENTURES, Inc.

                                   ARTICLE I

                       The name of this corporation is:

                            INTERNET VENTURES, Inc.

                                  ARTICLE II

          The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

                                  ARTICLE III

          The name and complete business address in the State of California of this corporation's initial agent for service of process is:

                              Donald A. Janke
                              10850 Wilshire Boulevard, Suite 1010
                              Los Angeles, California 90024

                                  ARTICLE IV

          (a) This corporation is authorized to issue two classes of shares designated "Preferred Stock" and "Common Stock," respectively. The number of shares of Preferred Stock authorized to be issued is 10,000,000 shares and the number of shares of Common Stock authorized to be issued is 30,000,000 shares. The par value is $.01 per share.

          (b) The Preferred Stock may be divided into such number of series as the Board of Directors may determine. The Board of Directors is authorized to determine and alter the rights, preferences, privileges and restrictions granted to and imposed upon any wholly unissued series of Preferred Stock, and to fix the number of shares of any series of Preferred Stock, and the designation of any such series of Preferred Stock. The Board of Directors, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, may increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issue of shares of that series.
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                                   ARTICLE V

          (a) The liability of directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

          (b) The corporation is authorized to provide indemnification of agents (as defined in Section 317 of the California Corporations Code) through Bylaw provisions, agreements with agents, vote of shareholders of disinterested directors, or otherwise, to the fullest extent permissible under California law.

          (c)  Any amendment, repeal or modification of any provision of this
Article V shall not adversely affect any right or protection of an agent of this corporation existing at the time of such amendment, repeal or modification.


                              /s/ Donald A. Janke
                              ------------------------------------
                                  Donald A. Janke, Incorporator

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                CERTIFICATE OF DETERMINATION OF PREFERENCES OF
                             SERIES A CONVERTIBLE
                              PREFERRED SHARES OF
                           INTERNET VENTURES, INC.,
                           a California corporation


The undersigned, Donald A. Janke and Matthew J. Matern, hereby certify that:

1. They are duly elected and acting President and Secretary, respectively, of the corporation.

2. Under authority given by the corporation's Articles of Incorporation, the board of directors has duly adopted the following recitals and resolutions:

WHEREAS, the Articles of Incorporation provide for a class of shares known as Preferred Stock, issuable from time to time in one or more series; and

WHEREAS, the board of directors of the corporation is authorized to determine or alter the rights, preferences, privileges and restrictions granted to or imposed on any wholly unissued series of Preferred Stock, to fix the number of shares constituting any such series, and to determine the designation thereof, or any of them; and

WHEREAS, the corporation has not issued any shares of such Preferred Stock and the board of directors of this corporation desires to determine the rights, preferences, privileges and restrictions relating to this initial series of Preferred Stock, and the number of shares constituting and the designation of said series;

RESOLVED, the board of directors hereby determines the designation of, the number of shares constituting, and the rights, preferences, privileges and restrictions relating to said initial series of preferred stock as follows:

     (a). Designation. This board of directors does hereby provide for the issue
          -----------
of a new series of Preferred Stock of the corporation, to be designated and known as Series A Convertible Preferred Stock. As used herein, the term "Series A Preferred Stock" shall refer to the shares of this corporation's Series A Convertible Preferred Stock, and the term "Preferred Share" shall refer to one share of Series A Preferred Stock, and the term "Preferred Shares" shall refer to more than one such Share.

     (b). Number of Shares. The number of shares constituting the Series A
          ----------------
Preferred Stock shall be and the same hereby is fixed at 500,000.

     (c). Stated Capital. The Series A Preferred Stock has par value $.01 per
          --------------
share, and accordingly the amount to be represented in stated capital for each share of the Series A Preferred Stock shall be $.01.
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     (d). Rank. The Series A Preferred Stock shall, with respect to dividend
          ----
rights and rights on liquidation, rank (i) senior to, junior to, or on parity with, as the case may be, any other series of the Preferred Stock established by the Board of Directors, the terms of which shall specifically provide that such series shall rank senior to, junior to, or on parity with, as the case may be, the Series A Preferred Stock with respect to dividend rights and rights on liquidation; and (ii) prior to any other equity securities of the corporation, including all classes of the Common Stock, par value $.01 per share (collectively, the "Common Stock" or "Common Shares"), of the corporation.

     (e). Dividends.
          ---------

          (i) If dividends are paid on the Common Stock, the holders of the Series A Preferred Stock shall be entitled to receive dividends in the same amount per Preferred Share as that to be paid per share of Common Stock, if any, payable at such times ("Payment Date") when, as and if the Board of Directors so determines. Such dividends shall be paid to the holders of record at the close of business on the date (a "Record Date") specified by the Board of Directors of the corporation at the time such dividend is declared. Such dividends shall be payable before any dividends are paid on the Common Stock.

          (ii) Dividends on the Preferred Shares shall be noncumulative, so that if dividends required to be paid on said shares are not paid or set apart for payment by the board of directors on or before the end of the fiscal year in which the same is due, the right thereto shall terminate, subject to Section f.(i) below, and the corporation shall have no further obligation or liability as to such dividends.

     (f). Liquidation Preferences.
          -----------------------

          (i) In the event of a voluntary or involuntary liquidation, dissolution or winding up of the corporation, and subject to the rights of the holders of any other series of Preferred Stock which has liquidation rights ranking prior to the Series A Preferred Stock, the holders of Series A Preferred Stock shall be entitled to receive out of the assets of the corporation, whether such assets are capital or surplus of any nature, an amount equal to $1.25 per share (as adjusted for any stock dividends, combinations or splits with respect to such shares) of Series A Preferred Stock and a further amount equal to any previously declared noncumulative dividends, before any payment shall be made or any assets distributed to the holders of Common Shares or other shares of the corporation ranking junior to the Series A Preferred Stock.

          (ii) If the assets of the corporation are not sufficient to pay in full the liquidation payments payable to the holders of outstanding shares of Series A Preferred Stock and any outstanding shares of any other series of Preferred Stock having liquidation rights on parity with the shares of Series A Preferred Stock, then the holders of all such shares shall share ratably in such distribution of assets in accordance with the amount which would be

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payable on such  distribution if the amounts to which the holders of outstanding shares of Series A Preferred Stock and the holders of outstanding shares of such other series of Preferred Stock are entitled were paid in full.

          (iii) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the corporation, subject to all of the rights of the holders of Series A Preferred Stock as set forth herein and the holders of other series of Preferred Stock on distribution or otherwise, the holders of Common Shares shall be entitled to receive, ratably, all remaining assets of the corporation.

     (g). Redemption at Option of Corporation.
          -----------------------------------

          (i) The corporation may from time to time redeem all or part of the outstanding shares of the Series A Preferred Stock by paying $1.25 per share in cash (the "Redemption Price"). If less than all of the outstanding preferred shares are to be redeemed, the redemption shall be on a pro-rata basis as designated by the board of directors.

          (ii) At least twenty (20) and not more than sixty (60) days prior to the date fixed for redemption (the "Redemption Date"), the corporation shall cause a written notice to be mailed to each holder of a Preferred Share to be redeemed, postage prepaid, addressed to such holder at the address of such holder appearing on the books of the corporation or given by such holder to the corporation for the purpose of such notice, or if no such address appears or is so given, at the principal place of business of the corporation, notifying such holder of the election of the corporation to redeem such share, stating the Redemption Date and the date on which such holder's conversion rights as to such share, as set forth in Section i. below, terminate and calling upon such holder to surrender to the corporation at the place designated its certificate or certificates representing the share to be redeemed (the "Redemption Notice").

          (iii) On or before the redemption date, each holder of a Preferred Share to be redeemed, unless the holder has exercised its right to convert such Preferred Share as provided in Section i. below, shall present and surrender its certificate or certificates representing such Preferred Share to the corporation at the place designated in the Redemption Notice, and thereupon the Redemption Price of such Preferred Share shall be payable to or on the order of the person whose name appears on such certificate or certificates as the owner thereof and such surrendered certificate shall be canceled. If less than all the shares represented by any such surrendered certificate are redeemed, a new certificate shall be issued representing the unredeemed shares. From and after the Redemption Date for any Preferred Share, unless default is made in the payment of the Redemption Price, whether or not the certificates representing the redeemed shares are surrendered, all rights of the holder of such Preferred Share as a shareholder of the corporation, except the right to receive the Redemption Price, shall cease and terminate, and such Preferred Share shall not thereafter be transferred on the books of the corporation or be deemed to be outstanding for any purposes whatsoever.

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     (h). Voting Rights. In addition to the special voting rights provided by
          -------------
applicable law, the holders of shares of Preferred Stock shall be entitled to vote upon all matters upon which holders of the Common Stock have the right to vote, and shall be entitled to the number of votes equal to the largest number of full shares of Common Stock into which such shares of Preferred Stock could be converted pursuant to the provisions of Sections i. and j. hereof at the record date for the determination of the shareholders entitled to vote on such matters, or, if no such record date is established, at the date such vote is taken or any written consent of shareholders is solicited, such votes to be counted together with all other shares of capital stock having general voting powers and not separately as a class. In all cases where the holders of shares of Preferred Stock have the right to vote separately as a class, such holders shall be entitled to one vote for each such share held by them respectively.

     (i). Conversion Rights.
          -----------------

          (i) Each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time up to the date fixed for redemption of redeemable shares in the Redemption Notice, into one (1) share of Common Stock for each share being converted.

          (ii) Any holder of a Preferred Share may exercise the conversion rights as to such Preferred Share by delivering to the corporation during regular business hours, at the office of the then transfer agent for the Series A Preferred Stock, or at the principal office of the corporation or at such other place as may be designated in writing delivered to all holders of Series A Preferred Stock by the corporation, the certificate for the Preferred Share to be converted, duly endorsed for transfer to the corporation (if required by it), accompanied by written notice stating the number of such Preferred Shares that the holder elects to convert. Conversion shall be deemed to have been effected on the date when such delivery is made, and such date is referred to herein as the "Conversion Date". As promptly as practicable thereafter the corporation shall issue and deliver to such holder at such office, a certificate or certificates for the number of full shares of Common Stock to which such holder is entitled and a check or cash with respect to any fractional interest in a share of Common Stock. The holder shall be deemed have become a shareholder of record of the Common Stock on the applicable Conversion Date. Upon conversion of only a portion of the number of shares of Series A Preferred Stock represented by a certificate surrendered for conversion, and subject to Section h. above, the corporation shall issue and deliver to such holder, at the expense of the corporation, a new certificate covering the number of shares of Series A Preferred Stock representing the unconverted portion of the certificate so surrendered.

          (iii) No fractional shares of Common Stock shall be issued upon conversion of Series A Preferred Stock, but the corporation shall pay cash for any fractional shares of Common Stock to which shareholders may be entitled, at the fair value of such shares at the time of conversion. Such fair value shall be determined by the board of directors.

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          (iv)  Each holder of a Preferred Share on any Record Date who converts such share after the Record Date and before the succeeding Payment Date shall be entitled to the dividends payable thereon on such Payment Date.

          (v) If any shares of Common Stock to be reserved for the purpose of conversion of Series A Preferred Stock require registration or listing with or approval of any governmental authority, stock exchange or other regulatory body under any federal or state law or regulation or otherwise before such shares may be validly issued or delivered upon conversion, the corporation shall at its sole cost and expense in good faith and as expeditiously as possible endeavor to secure such registration, listing or approval, as the case may be.

          (vi) All shares of Common Stock which may be issued upon conversion of Series A Preferred Stock upon issuance will be validly issued, fully paid and nonassessable. The corporation will pay any and all documentary and other taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of Preferred Shares pursuant hereto. The corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the Preferred Shares so converted were registered, and no such issue or delivery shall be made unless and until the person requesting such transfer has paid to the corporation the amount of any such tax or has established to the satisfaction of the corporation that such tax has been paid.

          (vii) All certificates representing Preferred Shares surrendered for conversion shall be appropriately canceled on the books of the corporation and the shares so converted represented by such certificates shall be restored to the status of authorized but unissued shares of Preferred Stock of the corporation, but may not be reissued as part of the Series A Preferred Stock.

     (j). Adjustment of Conversion Ratio.
          ------------------------------

          (i) If the number of outstanding shares of Common Stock has been increased or decreased since the initial issuance of the Series A Preferred Stock by reason of any split, stock dividend or stock distribution or reclassification, the number of outstanding shares of Common Stock to be issued on conversion to the holders of Series A Preferred Stock shall equitably be adjusted at the time of the record date for split, dividend or distribution or the effective date of such reclassification so that the holder of any Preferred Shares surrendered for conversion after such date shall be entitled to receive the number of shares of Common Stock which he would have owned or been entitled to receive had such Preferred Shares been converted immediately prior to such date. Successive such adjustments shall be made whenever any event specified above shall occur.

          (ii) In case of any consolidation with or merger of the corporation, each Preferred Share shall after the date of such consolidation or merger be convertible into the

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number of shares of stock or other securities to which the Common Stock issuable
(at the time of such consolidation or merger) upon conversion of such Preferred Share would have been entitled upon such consolidation or merger; and in any such case, if necessary, the provisions set forth herein with respect to the rights and interests thereafter of the holders of Preferred Shares shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares of stock or other securities thereafter deliverable on the conversion of the Preferred Shares.

3. The number of shares constituting the Series A Preferred Stock shall be fixed at 500,000. None of the shares has been issued.

     The undersigned, Donald A. Janke and Matthew J. Matern, the President and Secretary, respectively, of Internet Ventures, Inc., each declares under penalty of perjury under the laws of the State of California that the matters set out in the foregoing Certificate are true of his own knowledge.

     Executed at Los Angeles, California, on November 20, 1995.


                                        /s/ Donald A. Janke
                                        -----------------------------
                                        Name:  Donald A. Janke
                                        Title: President


                                        /s/ Matthew J. Matern
                                        -----------------------------
                                        Name:  Matthew J. Matern
                                        Title: Secretary

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